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                                                                   EXHIBIT 10.14

                           DELL COMPUTER CORPORATION

                         EXECUTIVE INCENTIVE BONUS PLAN

Dell Computer Corporation, a Delaware corporation (the "Company") adopts this Executive Incentive Bonus Plan (the "Plan") for the purpose enhancing the Company's ability to attract and retain highly qualified executives and to provide additional financial incentives to such executives to promote the success of the Company and its subsidiaries.

Remuneration payable under the Plan is intended to constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention. The "performance goal" necessary for the payment of remuneration under the Plan will be the achievement of positive Consolidated Net Income (as defined below).

1. Definitions. As used herein, the following terms shall have the respective meanings indicated:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal internal revenue law.

          (c) "Committee" shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify in all respects as an "outside director" for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

          (d) "Company" shall mean Dell Computer Corporation, a Delaware corporation.

          (e) "Consolidated Net Income" shall mean, for any Fiscal Quarter or Fiscal Year, the net income before extraordinary items reported in the Company's quarterly or annual consolidated statement of income included in the applicable Quarterly Report on Form 10-Q (in the case of a Fiscal Quarter) or Annual Report on Form 10-K (in the case of a Fiscal Year), as filed with the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          (f) "Eligible Executive" shall mean the Company's Chief Executive Officer and each other executive officer of the Company that the Committee determines, in its discretion, is or may be a "covered employee" of the Company within the meaning Section 162(m) of the Code and Section 1.162-27(c)(2) of the Regulations.

          (g) "Incentive Bonus" shall mean, for each Eligible Executive, an annual bonus opportunity amount determined by the Committee pursuant to
     Section 3 below.

          (h) "Regulations" shall mean the Treasury Regulations promulgated under the Code, as amended from time to time.

2. Administration of the Plan. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish, adjust, pay or decline to pay the Incentive Bonus for each Eligible Executive. Such power and authority shall include the right to exercise discretion to reduce by any amount the Incentive Bonus payable to any Eligible Executive; provided, however, that the exercise of such discretion with respect to any Eligible Executive shall not have the effect of increasing the Incentive Bonus that is payable to any other Eligible Executive. All Committee actions under the Plan shall be taken in accordance with the applicable provisions of the Company's By-laws and the Committee's Charter.

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                                                                   EXHIBIT 10.14

3. Eligibility. Eligibility under this Plan is limited to Eligible Executives designated by the Committee in its sole and absolute discretion.

4. Awards.

(a) Not later than the 90th day of each fiscal year of the Company, the Committee, in its sole and absolute discretion, shall designate one or more Eligible Executives as participants in the Plan for such fiscal year and shall specify the terms and conditions for the determination and payment of an Incentive Bonus to each such Eligible Executive for such fiscal year. After the end of such 90-day period, the Committee may designate additional Eligible Executives so long as, within 30 days following each such additional designation, the Committee specifies the terms and conditions for the determination and payment of an Incentive Bonus to such additional Eligible Executive.

(b) The Committee may condition the payment of an Incentive Bonus upon the satisfaction of such objective or subjective standards as the Committee shall determine to be appropriate, in its sole and absolute discretion, and shall retain the discretion to reduce the amount of any Incentive Bonus that would otherwise be payable to an Eligible Executive (including a reduction in such amount to zero).

(c) The Incentive Bonus payable to an Eligible Executive with respect to any fiscal year shall not exceed 0.5% of the Consolidated Net Income for such fiscal year; provided, however, that the maximum Incentive Bonus payable to any individual who becomes an Eligible Executive after the end of the 90-day period referred to in subsection (a) of this Section shall be 0.5% of the Consolidated Net Income for the fiscal quarters after the fiscal quarter in which such individual became an Eligible Executive.

5. Committee Certification. As soon as reasonably practicable after the end of each fiscal year of the Company, the Committee shall determine whether the stated performance goal as been achieved and the amount of the Incentive Bonus to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing.

6. Payment of Incentive Bonuses. Subject to any election duty and validly made by an Eligible Executive with respect to the deferral or all or a portion of his or her Incentive Bonus or the payment of all or a portion of his or her Incentive Bonus in some form other than cash, Incentive Bonuses shall be paid in cash at such times and on such terms as are determined by the Committee in its sole and absolute discretion.

7. No Right to Bonus or Continued Employment. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company. The Company expressly reserves any and all rights to discharge any Eligible Executive without incurring liability to any person under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that the stated performance goal has been achieved or the individual Incentive Bonus amounts have been determined, the Company shall have no obligation to pay any Incentive Bonus hereunder unless the Committee otherwise expressly provides by written contract or other written commitment.

8. Withholding. The Company shall have the right to withhold, or require an Eligible Executive to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

9. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to an Eligible Executive and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

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                                                                   EXHIBIT 10.14

10. Unfunded Plan. The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. An Eligible Executive's rights to payment under the Plan shall be limited to those of a general creditor of the Company.

11. Adoption, Amendment, Suspension and Termination of the Plan.

(a) Subject to the approval of the Plan by the holders of a majority of the Company common stock represented and voting on the proposal at the annual meeting of Company stockholders to be held on July 17, 1998 (or any adjournment thereof), the Plan shall be effective for the fiscal year of the Company commencing February 2, 1998 and shall continue in effect until the fifth anniversary of the date of such stockholder approval, unless earlier terminated as provided below. Upon such approval of the Plan by the Company's stockholders, all Incentive Bonuses awarded under the Plan on or after February 2, 1998 shall be fully effective as if the stockholders had approved the Plan on or before February 2, 1998.

(b) Subject to the limitations set forth in this subsection, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that the Board shall not amend the Plan in any of the following respects without the approval of stockholders then sufficient to approve the Plan in the first instance:

          (1) To increase the maximum amount of Incentive Bonus that may be paid under the Plan or otherwise materially increase the benefits accruing to any Eligible Executive under the Plan;

          (2) To materially modify the requirements as to eligibility for participation in the Plan;

          (3) To change the material terms of the stated performance goal.

(c) No Incentive Bonus may be awarded during any suspension or after termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, alter or impair any rights or obligations under any Incentive Bonus previously awarded under the Plan.

12. Governing Law. The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Delaware, other than the choice of law rules thereof.

                                   * * * * *

The foregoing Executive Incentive Bonus Plan was duly approved and adopted by the Board of Directors of Dell Computer Corporation, a Delaware corporation (the "Company), by Unanimous Written Consent dated May 28, 1998, and was duly approved by the Company's stockholders for approval at the annual meeting of stockholders held on July 17, 1998.

                                                  /s/ THOMAS B. GREEN
                                            ------------------------------------
                                                      Thomas B. Green,
                                                         Secretary

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